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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                NOVEMBER 5, 2004
                                (Date of Report)


                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)


                                     1-11718
                              (Commission File No.)

            MARYLAND                                       36-3857664
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

        TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS           60606
          (Address of principal executive offices)           (Zip Code)


                                 (312) 279-1400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the following provisions (See General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule (14d-2(b)) under the
    Exchange Act (17 CFR.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule (13e-4(c)) under the Exchange Act (17 CFR.13e-4(c))



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ITEM 8.01         OTHER EVENTS

As previously announced, the Board of Directors of Manufactured Home Communities, Inc. (NYSE: MHC) discussed its annual dividend policy at the November 2, 2004 Board meeting. The Board discussed the significant growth during the year due to acquisitions, the anticipated acquisition of the Thousand Trails properties, as well as the Company's current financial position. In addition, management recommended to the Board that preserving financial flexibility during this period of growth was prudent. After discussion, the Board approved setting the annual dividend rate for 2005 at $0.10 per share, an increase over the current $0.05 per share payable in 2004. This decision recognizes the Company's opportunities, the importance of the dividend to our shareholders and our intention to return to a meaningful dividend at the appropriate time. The Board expects to review the Company's annual dividend policy again in November, 2005. As a result of the recapitalization and additional financing costs, the Company's taxable income is expected to be such that the Company will be able to retain a significant portion of its free cash flow without impairing its REIT status.

         The Company anticipates potential uses of its free cash flow to include, among other things, paying down amounts outstanding on the line of credit, acquisitions, redeeming amounts outstanding under the Company's preferred security, and stock repurchases.

         The Board of Directors also declared the Company's fourth quarter 2004 dividend of 1.25 cents per share, representing, on an annualized basis, a dividend of $0.05 per share. The dividend will be paid on January 14, 2005 to shareholders of record on December 31, 2004.

         The forward-looking statements contained herein are subject to certain risks and uncertainties including, but not limited to: in the age-qualified communities, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility; in the all-age communities, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing; the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. In addition, quarter-to-quarter results during the year are impacted by seasonality at certain of the communities. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Manufactured Home Communities, Inc. owns or has an interest in 213 quality communities in 23 states consisting of 81,777 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.


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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                            MANUFACTURED HOME COMMUNITIES, INC.




                                            BY: \s\ Michael B. Berman
                                                -------------------------------
                                                Michael B. Berman
                                                Vice President, Treasurer and
                                                 Chief Financial Officer






DATE: November 5, 2004